UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 6, 2010

Commission File Number:	1-5273-1

Sterling Bancorp

(Exact name of Registrant as specified in its charter)

New York	13-2565216
(State of other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

650 Fifth Avenue, New York, New York	10019-6108
(Address of principal executive offices)	(Zip Code)

212-757-3300

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	⁪	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	⁪	Soliciting material pursuant to Rule 14-a12 under the Exchange Act (17 CFR 240.14a-12)

☐	⁪	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	⁪	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Results of 2010 Annual Stockholders Meeting

On May 6, 2010, Sterling Bancorp (the “Company”) held its Annual Stockholders Meeting (the “Meeting”). As of March 22, 2010, the record date, there were 26,757,035 Common Shares, par value $1.00 per share (the “Common Shares) outstanding and entitled to vote at the Meeting. Of the total outstanding Common Shares, 23,836,278 were voted at the Meeting. There were three proposals presented and voted on and preliminary results were reported at the Meeting. Set forth below are the final results for all proposals, which were approved by the affirmative vote of a majority of the Common Shares present in person or by proxy and entitled to vote at the Meeting.

Proposal 1 – Election of Directors.

The following directors were elected to a one-year term by affirmative vote of a plurality of the votes cast at the Meeting.

Nominee	For	Withheld	Exceptions	Broker Non-Vote

Abrams, Robert	19,301,599	349,252	147,986	4,185,427
Adamko, Joseph M.	19,289,146	361,705	160,439	4,185,427
Cappelli, Louis J.	19,281,616	369,235	167,969	4,185,427
Ferrer, Fernando	17,518,512	2,132,339	1,931,073	4,185,427
Hershfield, Allan F.	17,381,499	2,269,352	2,068,086	4,185,427
Humphreys, Henry J.	17,387,294	2,263,557	2,062,291	4,185,427
Lazar, Robert W.	18,523,654	1,127,197	925,931	4,185,427
Lee, Carolyn Joy	19,430,617	220,234	18,968	4,185,427
Millman, John C.	19,317,867	332,984	131,718	4,185,427
Rossides, Eugene	19,030,940	619,911	418,645	4,185,427

Proposal 2 – Ratification of the appointment by the Audit Committee of the Board of Directors of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year 2010.

	For	Against	Abstain	Not Voted

Votes Cast	23,551,654	207,111	77,513	2,904,709

Proposal 3 – Advisory approval of the compensation of the Company’s named executive officers.

	For	Against	Abstain	Not Voted

Votes Cast	20,284,243	2,639,076	912,959	2,904,709

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 12, 2010

By:	/s/ Dale C. Fredston
Corporate Secretary